UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2026

Kayne Anderson BDC, Inc.

(Exact name of registrant as specified in its charter)

Delaware	814-01363	83-0531326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Avenue, Suite 2200
 Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 493-2020 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	KBDC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 31, 2026, Kayne Anderson BDC, Inc. (the “Company”) entered into equity distribution agreements, each dated as of March 31, 2026 (the “Equity Distribution Agreements”), by and among the Company and KA Credit Advisers, LLC, the Company’s investment adviser (the “Adviser”), and each of Truist Securities, Inc., RBC Capital Markets, LLC, Keefe, Bruyette & Woods, Inc., Regions Securities LLC and UBS Securities LLC (collectively, the “Sales Agents”).

The Equity Distribution Agreements provide that the Company may from time to time issue and sell shares of its common stock, par value $0.001 per share, having an aggregate offering price of up to $150,000,000 (“Shares”), through the Sales Agents, or to them as principal for their own respective accounts. Any issuance and sale of Shares will be made pursuant to a prospectus supplement dated March 31, 2026 (the “Prospectus Supplement”) as may be supplemented from time to time, and the accompanying prospectus, dated March 31, 2026 (together with the Prospectus Supplement, including any documents incorporated or deemed to be incorporated by reference therein, the “Prospectus”), which constitute a part of the Company’s effective shelf registration statement on Form N-2 (File No. 333-294788) that was filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2026 (the “Registration Statement”). Sales of Shares, if any, may be made in negotiated transactions or transactions that are deemed to be “at the market,” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on The New York Stock Exchange or a similar securities exchange or sales made to or through a market maker other than on an exchange, at prices related to prevailing market prices or negotiated prices.

The Sales Agents will receive a commission from the Company of up to 1.5% of the gross sales price of any Shares sold through such Sales Agent under the Equity Distribution Agreements. The offering price per share of Shares less commissions payable under the Equity Distribution Agreements and discounts, if any, will not be less than the net asset value per share of our common stock at the time of such sale, provided, that the Adviser may, but is not obligated to, from time to time, in its sole discretion, pay some or all of the commissions payable under the Equity Distribution Agreements or make additional supplemental payments to ensure that the sales price per share of any Shares sold in the offering will not be less than the Company’s then-current net asset value per share. Any such payments made by the Adviser will not be subject to reimbursement by the Company.

Although the Company has filed the Prospectus Supplement with the SEC, the Company has no obligation to sell any Shares under the Equity Distribution Agreements, and may at any time suspend the offering of Shares under the Equity Distribution Agreements. Actual sales will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Shares and determinations by the Company of its need for, and the appropriate sources of, additional capital.

The foregoing description is a summary of the material provisions of the Equity Distribution Agreements and does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Equity Distribution Agreements, filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

A copy of the opinion of Paul Hastings LLP relating to the legality of the issuance and sale of the Shares pursuant to the Prospectus is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1	Form of Equity Distribution Agreement, by and among the Company and KA Credit Advisers, LLC, the Company’s investment adviser (the “Adviser”), and each of Truist Securities, Inc., RBC Capital Markets, LLC, Keefe, Bruyette & Woods, Inc., Regions Securities LLC and UBS Securities LLC.

5.1	Opinion of Paul Hastings LLP with respect to the validity of the shares.

23.1	Consent of Paul Hastings LLP (contained in its opinion filed as Exhibit 5.1 and incorporated herein by reference).

101.SCH	Inline XBRL Taxonomy Extension Schema Document.

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.

104	Cover Page Interactive Data File (formatted as Inline XBRL with applicable taxonomy extension information contained in Exhibits 101.*).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAYNE ANDERSON BDC, INC.

Date: March 31, 2026	By:	/s/ Terry A. Hart
Terry A. Hart
Chief Financial Officer and Treasurer